News Release
Corporate Headquarters: 1144 East Market Street, Akron, Ohio 44316-0001	Media Website: www.GoodyearNewsRoom.com

CONTACT: Ed Markey
330-796-8801

FOR IMMEDIATE RELEASE

Steve McClellan to Lead Goodyear North American Tire Business

AKRON, Ohio, August 18, 2011 –The Goodyear Tire & Rubber Company today announced that Stephen R. McClellan has been named president of the company’s North American Tire business unit. McClellan will succeed Curt Andersson, who plans to pursue other professional interests. McClellan will continue to be responsible for North American Tire’s consumer tire business until a successor is named.

“Steve brings strong leadership and a proven track record of delivering results,” said Richard J. Kramer, Goodyear’s Chairman, President and CEO. “Steve’s career of more than 20 years at Goodyear has included progressively larger leadership positions within North American Tire. His success in running the North American consumer and commercial tire businesses and his strong relationships with customers make him a natural successor to the role.

“Performance in the first half of 2011 demonstrates strong momentum in our North American business,” Kramer continued, “Under Steve’s leadership, we will continue to drive results over coming quarters and stay on the path toward our targeted $450 million of segment operating income in 2013.”

Kramer acknowledged Andersson’s contributions to Goodyear’s success in its North American business. “During Curt’s tenure, we have continued our progress toward returning North American Tire to sustainable profitability. We appreciate his efforts and thank him for his work at Goodyear.”

McClellan, 45, has spent his entire career at Goodyear since joining the company in 1988. Most of his experience has been in a variety of management roles within the consumer tire business, including finance, sales and distribution. In December 2001, he moved into the commercial tire business, serving as president of Wingfoot Commercial Tire Systems, Goodyear’s industry-leading national network of commercial tire sales, retreading and service. He was promoted to vice president, Commercial Tire Systems in September 2003. He has been the president of Goodyear’s North American consumer tire business since August 2008. McClellan earned his Bachelor of Science degree in accounting from the University of Akron in 1987.

Goodyear is one of the world’s largest tire companies. It employs approximately 73,000 people and manufactures its products in 54 facilities in 22 countries around the world. Its two Innovation Centers in Akron, Ohio and Colmar-Berg, Luxembourg strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com.

Certain information contained in this press release may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to realize anticipated savings and operational benefits from our cost reduction initiatives or to implement successfully other strategic initiatives; increases in the prices paid for raw materials and energy; pension plan funding obligations; actions and initiatives taken by both current and potential competitors; deteriorating economic conditions or an inability to access capital markets; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; a labor strike, work stoppage or other similar event; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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